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                                                                   Exhibit 99.2



                     TRAMMELL CROW COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                   (UNAUDITED)


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                                                           YEARS ENDED DECEMBER 31
                                                           -----------------------
                                                              2000         1999
                                                              ----         ----
                                                                (IN THOUSANDS)
GLOBAL SERVICES:
Total revenues ........................................   $ 670,404    $ 553,085
Costs and expenses ....................................     633,903      505,378
                                                          ---------    ---------
Income before income taxes ............................      36,501       47,707
Depreciation and amortization .........................      20,745       15,247
Interest expense ......................................       5,788        3,844
Writedowns due to impairment of goodwill ..............      25,347            -
                                                          ---------    ---------
EBITDA, as adjusted (1) ...............................   $  88,381    $  66,798
                                                          =========    =========

DEVELOPMENT AND INVESTMENT:
Total revenues ........................................   $ 141,265    $ 134,358
Costs and expenses ....................................     100,912       92,468
                                                          ---------    ---------
Income before income taxes ............................      40,353       41,890
Depreciation and amortization .........................       3,377        2,296
Interest expense ......................................      11,159        5,663
                                                          ---------    ---------
EBITDA, as adjusted (1) ...............................   $  54,889    $  49,849
                                                          =========    =========

E-COMMERCE:
Total revenues ........................................   $      -     $       -
Costs and expenses ....................................      17,719            -
                                                          ---------    ---------
Loss before income taxes ..............................     (17,719)           -
Depreciation and amortization .........................           -            -
Interest expense ......................................           -            -
Writedowns due to impairment of investments ...........      15,000            -
                                                          ---------    ---------
EBITDA, as adjusted (1) ...............................   $  (2,719)   $       -
                                                          =========    =========

TOTAL:
Total revenues ........................................   $ 811,669    $ 687,443
Costs and expenses ....................................     752,534      597,846
                                                          ---------    ---------
Income before income taxes ............................      59,135       89,597
Depreciation and amortization .........................      24,122       17,543
Interest expense ......................................      16,947        9,507
Writedowns due to impairment of goodwill and investments     40,347            -
                                                          ---------    ---------
EBITDA, as adjusted (1) ...............................   $ 140,551    $ 116,647
                                                          =========    =========

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(1)  EBITDA, as adjusted, represents earnings before interest, income taxes and depreciation and amortization, and in 2000, writedowns due to impairment of goodwill and related intangibles and impairment of the value of certain e-commerce investments. Management believes that EBITDA, as adjusted, can be a meaningful measure of the Company's operating performance, cash generation and ability to service debt. However, EBITDA, as adjusted, should not be considered as an alternative to: (i) net earnings (determined in accordance with generally accepted accounting principles ("GAAP")); (ii) operating cash flow (determined in accordance with GAAP); or (iii) liquidity. There can be no assurance that the Company's calculation of EBITDA, as adjusted, is comparable to similarly titled items reported by other companies.